                                                                     Exhibit 25
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
               1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
                                              ------

                      PNC Bank, Ohio, National Association
               (Exact name of trustee as specified in its charter)

                                   31-0236824
               (I.R.S. employer identification No.)

PNC Bank, Ohio, National Association
201 East Fifth Street
Cincinnati, Ohio   45202
(Address of principal executive offices)

                          Worthington Industries, Inc.
               (Exact name of obligor as specified in its charter)

             OHIO                                       31-1189815
(State or other jurisdiction                         (I.R.S. employer
of incorporation or organization)                   identification no.)

1205 Dearborn Drive                                        43085
Columbus, Ohio                                             (Zip Code)
(Address of principal
executive offices)


                          WORTHINGTON INDUSTRIES, INC.
                                DEBT SECURITIES
                       (Title of the indenture securities)


ITEM   1.         GENERAL INFORMATION.

                  Furnish the following information as to the Trustee.

                  (a). Name and address of each examining or supervising authority to which it is subject.

                            1)       Comptroller of the Currency
                            Washington, DC
                            2)       Federal Reserve Bank of Cleveland
                                     Cleveland, Ohio
                            3) Federal Deposit Insurance Corporation Washington, DC

                  (b). Whether it is authorized to exercise corporate trust powers. Yes

ITEM   2.         AFFILIATION WITH OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                            Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

ITEM   3.         VOTING SECURITIES OF THE TRUSTEE.

                  Furnish the following information as to each class of voting securities of the trustee:

                  As of April 15, 1996 (Insert date within 31 days).

- --------------------------------------------------------------------------------
          Col. A                                                 Col. B
       Title of class                                       Amount outstanding
- --------------------------------------------------------------------------------
PNC Bank, Ohio, National Association                                 1,523,879
Common Stock

ITEM   4.         TRUSTEESHIPS UNDER OTHER INDENTURES.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates or interest or participation in any other securities, of the Obligor are outstanding, furnish the following information.

                  The Trustee is not a trustee for any other indenture with the obligor.


ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the Obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                  None

ITEM 6.           VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
         OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

                  As of April 15,1996 (Insert date within 31 days)
                  None

ITEM 7.           VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR
         THEIR OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                  As of April 15, 1996.(Insert date within 31 days).
                  None

ITEM 8.           SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                  As of April 15, 1996, the amount of securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee do not exceed more than one percent of the outstanding securities of each class of the obligor.

                  None.

ITEM   9.         SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class or securities of such underwriter any of which are so owned or held by the trustee.

                  As of April 15, 1996, the amount of securities of the Underwriter owned beneficially by the trustee do not exceed more than one percent of the outstanding securities of each class of securities of the Underwriter.

                  None.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                  As of April 15, 1996, none.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more or the voting securities of the obligor, furnish the following information as to each class of securities of such person, any of which are so owned or held by the trustee.

                  As of April 15, 1996, none.

ITEM 12.          INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  Except as noted in the instruction, if the obligor is indebted to the trustee, furnish the following information.

- -------------------------------------------------------------------------------
Col. A                                      Col. B                     Col. C
Nature of indebtedness                  Amount outstanding            Date due
- -------------------------------------------------------------------------------
Revolving Credit Facility               $35,000,000                   04/28/01
Bridge Loan Credit Facility             $35,000,000                   10/28/96
Discretionary Line of Credit            $20,000,000                   09/01/96
Discretionary Bid Line of Credit        $20,000,000                   09/01/96

ITEM 13.          DEFAULTS BY THE OBLIGOR.

                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                           None.  This is a new issue of debt securities.

                  (b) If the trustee is a trustee under another indenture which any other securities, or certificates of interest of participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                           As of April 15, 1996, the Trustee is not Trustee on
                  any other such indenture.

ITEM 14.          AFFILIATIONS WITH THE UNDERWRITERS.

                  If any underwriter is an affiliate of the trustee, describe each such affiliation. None.

ITEM  15.         FOREIGN TRUSTEE.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                  Not applicable.  Domestic Trustee

ITEM  16.         LIST OF EXHIBITS.

                  List below all exhibits filed as part of this statement of eligibility and qualification.

                  1) Articles of Association of the Trustee, as presently in effect, filed as Exhibit I to Trustee's Statement of eligibility and Qualification, Registration No. 33-45972 and incorporated herein, by reference.

                  2) A copy of the Certificate of Authority of the Trustee to commence business, filed as Exhibit 2 to Trustee's Statement of Eligibility and Qualification, Registration No. 33-45972 and incorporated herein by reference.

                  3) A copy of the Authorization of the Trustee to exercise Corporate Trust powers, as presently in effect, filed as Exhibit 3 to the Trustee's Statement of Eligibility and Qualification, Registration No. 33-45972 and incorporated herein by reference.

                  4) A copy of the existing Bylaws of the Trustee, or instruments corresponding thereto, as presently in effect, filed as
         Exhibit 4 to the Trustee's Statement of Eligibility and Qualification, Registration No. 33-45972 and incorporated herein by reference.

                  5) The consents of the United States institutional trustees required by Section 321(b) of the Act, filed as Exhibit 5 to the Trustee's Statement of Eligibility and Qualification, Registration No. 33-45972 and incorporated herein by reference.

                  6) Effective February 8, 1993, The Central Trust Company, N.A. changed its name to PNC Bank, Ohio, National Association. The Comptroller of the Currency Administrator of National Banks issued a certificate acknowledging this name change. A hard copy of this certificate will be furnished upon request.

                  7) A copy of the Balance Sheet taken from latest Report of Condition, of the Trustee, published of December 31, 1995, pursuant to law or the requirements of its supervising or examining authority.


                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, PNC Bank, Ohio, National Association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Cincinnati, and the State of Ohio, on the 24TH day of April, 1996.

                                PNC Bank, Ohio, National Association,


                                as Trustee


                                            By: /s/ BELINDA A. HOLDEN
                                               -------------------------------
                                               Belinda A. Holden
                                               Assistant Vice President

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue of Worthington Industries, Inc. debt securities we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                      PNC Bank, Ohio, National Association

                      as Trustee

                       By: /s/ BELINDA A. HOLDEN
                          --------------------------------
                          Belinda A. Holden
                          Assistant Vice President

Legal Title of Bank:    PNC BANK, OHIO, NATIONAL ASSOCIATION                    Call Date:  12/31/95 ST-BK: 39-1200 FFIEC 031
Address:                201 East Fifth Street                                                                      Page RC-1
City, State, Zip:       Cincinnati, OH 45202-4117
FDIC Certificate No.    10/0/7/4/2

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

                                                                                                                          C400
                                                                                                       -------------------------
                                                                        Dollar Amounts in Thousands    Bil   Mil   Thou
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                         C>
ASSETS                                                                                                 ////////////////
1.  Cash and balances due from depository institutions (from Schedule RC-A:                            ////////////////
    a. Noninterest-bearing balances and currency and coin(1)                                           0081     208,248     1.a.
    b. Interest-bearing balances(2)                                                                    0071           0     1.b.
2.  Securities:                                                                                        ////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                      1754           0     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                                    1773     810,663     2.b.
3.  Federal funds and securities purchased under agreements to resell in
    domestic offices of the bank                                                                       ////////////////
    and of its Edge and Agreement subsidiaries, and in IBFs:                                           ////////////////
    a. Federal funds sold                                                                              0276      16,600     3.a.
    b. Securities purchased under agreements to resell                                                 0277           0     3.b.
4.  Loans and lease financing receivables:                                                             ////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)        /RCFD 2122/   2,917,796    ////////////////
    b. LESS: Allowance for loan and lease losses                            /RCFD 3123/     115,916    ////////////////
    c. LESS: Allocated transfer risk reserve                                /RCFD 3128/           0    ////////////////
    d. Loans and leases, net of unearned income,                                                       ////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c)                                             2125   2,801,880     4.d.
5.  Trading assets (from Schedule RC-D)                                                                3545           0     5.
6.  Premises and fixed assets (including capitalized leases)                                           2145      22,079     6.
7.  Other real estate owned (from Schedule RC-M)                                                       2150       1,860     7.
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                               2130           0     8.
9.  Customers' liability to this bank on acceptances outstanding                                       2155       1,208     9.
10. Intangible assets (from Schedule RC-M)                                                             2143      32,783     10.
11. Other assets (from Schedule RC-F)                                                                  2160      82,647     11.
12. Total assets (sum of items 1 through 11)                                                           2170   3,977,968     12.

- -----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    PNC BANK, OHIO, NATIONAL ASSOCIATION                   Call Date:  12/31/95 ST-BK: 39-1200 FFIEC 031
Address:                201 East Fifth Street                                                                      Page RC-2
City, State, Zip:       Cincinnati, OH 45202-4117
FDIC Certificate No.    /0/0/7/4/2


Schedule RC--Continued

                                                                                    -----------------------------------
                                                     Dollar Amounts in Thousands        Bil  Mil  Thou
- -----------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,      RCON 2200 2,675.218     13.a
       part I)                                                                                                13.a.(1)
    (1) Noninterest-bearing(1)                              RCON 6631     486,288     ///////////////////     13.a.(2)
    (2) Interest-bearing                                    RCON 6636   2,188,930     ///////////////////
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                                   13.b.
        Schedule RC-E, part II)                                                       RCFN 2200    39.190     13.b.(1)
    (1) Noninterest-bearing                                 RCFN 6631           0     ///////////////////     13.b.(2)
    (2) Interest-bearing                                    RCFN 6636      39,190     ///////////////////
14. Federal funds purchased and securities sold under agreements to repurchase        ///////////////////
    in domestic offices of the bank and of its Edge and Agreement subsidiaries,       ///////////////////
    and in IBFs:                                                                      ///////////////////     14.a.
    a.  Federal funds purchased                                                                               14.b.
    b.  Securities sold under agreements to repurchase                                RCFD 0278   511,388     15.a
15. a.  Demand notes issued to the U.S. Treasury                                      RCFD 0279   216,532     15.b.
    b.  Trading liabilities (from Schedule RC-D)                                      RCON 2840         0
16. Other borrowed money:                                                             RCFD 3548         0     16.a.
    a.  With original maturity of one year or less                                    ///////////////////     16.b.
    b.  With original maturity of more than one year                                  RCFD 2332    50,000     17.
17. Mortgage indebtedness and obligations under capitalized leases                    RCFD 2333    51,109     18.
18. Bank's liability on acceptances executed and outstanding                          RCFD 2910         0     19.
19. Subordinated notes and debentures                                                 RCFD 2920     1,208     20.
20. Other liabilities (from Schedule RC-G)                                            RCFD 3200    25,000     21.
21. Total liabilities (sum of items 13 through 20)                                    RCFD 2930    44,773
                                                                                      RCFD 2948 3,614,418     22.
22. Limited-life preferred stock and related surplus                                  ///////////////////
EQUITY CAPITAL                                                                        RCFD 3282         0     23.
23. Perpetual preferred stock and related surplus                                     ///////////////////     24.
24. Common stock                                                                      RCFD 3838         0     25.
25. Surplus (exclude all surplus related to preferred stock)                          RCFD 3230    15,239     26.a.
26. a.  Undivided profits and capital reserves                                        RCFD 3839   173,877     26.b.
    b.  Net unrealized holding gains (losses) on available-for-sale securities        RCFD 3632   178,137     27.
27. Cumulative foreign currency translation adjustments                               RCFD 8434    (3,703)    28.
28. Total equity capital (sum of items 23 through 27)                                 RCFD 3284         0
29. Total liabilities, limited-life preferred stock, and equity capital (sum          RCFD 3210   363,550     29.
    of items 21, 22, and 28)                                                          ///////////////////
                                                                                      RCFD 3300 3,977,968
Memorandum
To be reported only with the March Report of condition.
1.  Indicate in the box at the right the number of the statement that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1994
                                                                     Number
                                                                     ------
                                                     RCFD 6724 N/A     M.I.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


- -----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.